Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-146300), on Form S-3 ASR (No. 333-192327) and on Form S-8 (No. 333-146298) of Energy Transfer Equity, L.P. of our report dated February 24, 2015 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in Exhibit 99.3 of the 2014 Annual Report on Form 10-K of Regency Energy Partners LP, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 2, 2015